UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/02/2005

ABX AIR, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	91-1091619
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 2, 2005, ABX Air, Inc. and Israel Aircraft Industries Ltd. made and entered into an amendment of that certain Boeing 767 Special Freighter Agreement between the parties, dated December 17, 2001. The amendment calls for the modification of between six and twelve Boeing 767 aircraft from passenger to freighter configuration for a price of approximately $12.5 million per aircraft. The modification will include the installation of a standard cargo door, an increase in the maximum takeoff weight to 351,000 lbs., and the performance of related heavy maintenance. Under the amendment, ABX Air will take redelivery of four of the aircraft in calendar year 2006, five in 2007 and three in 2008.

ABX Air has other on-going business arrangements with IAI with respect to the maintenance of jet engines for its fleet of DC-8 and DC-9 aircraft.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX AIR, INC.

Date: December 07, 2005	By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel & Secretary